                                                                    EXHIBIT 10.1





================================================================================


                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                           INTERLEUKIN GENETICS, INC.

                                       AND

                             PYXIS INNOVATIONS INC.







                            Dated as of March 5, 2003




================================================================================

                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS....................................................................   1

ARTICLE 2.  PURCHASE AND SALE; CLOSING.....................................................   2

   2.1    AUTHORIZATION....................................................................   2
   2.2    SALE.............................................................................   2
   2.3    CLOSING..........................................................................   3
   2.4    MILESTONE........................................................................   3
   2.5    WORKING CAPITAL LOANS............................................................   3
          2.5.1  Strategic Relationships...................................................   3
          2.5.2  Refinancing of Bridge Financing...........................................   3
          2.5.3  Note Purchase Agreement...................................................   3
   2.6    AMENDMENT TO OUTSTANDING NOTES...................................................   3

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................   3

   3.1    ORGANIZATION, GOOD STANDING AND QUALIFICATION....................................   4
   3.2    AUTHORIZATION; ENFORCEABILITY....................................................   4
   3.3    CAPITALIZATION...................................................................   4
   3.4    CONSENTS.........................................................................   5
   3.5    DELIVERY OF SEC FILINGS; BUSINESS................................................   5
   3.6    NO MATERIAL ADVERSE CHANGE.......................................................   5
   3.7    SEC FILINGS; PRIVATE PLACEMENTS..................................................   5
          3.7.1  1934 Act Filings..........................................................   6
          3.7.2  1933 Act Filings..........................................................   6
          3.7.3  Sarbanes-Oxley............................................................   6
          3.7.4  Private Placements........................................................   6
   3.8.   NO CONFLICT, BREACH, VIOLATION OR DEFAULT........................................   6
   3.9.   TAX MATTERS......................................................................   6
   3.10   TITLE TO PROPERTIES..............................................................   7
   3.11   CERTIFICATES, AUTHORITIES AND PERMITS............................................   7
   3.12   NO LABOR DISPUTES................................................................   7
   3.13   INTELLECTUAL PROPERTY............................................................   7
          3.13.1  Agreements...............................................................   7
          3.13.3  Patents..................................................................   7
          3.13.4  Trade Secrets............................................................   8
   3.14   ENVIRONMENTAL MATTERS............................................................   8
   3.15   LITIGATION.......................................................................   8
   3.16   FINANCIAL STATEMENTS.............................................................   8
   3.17   INSURANCE COVERAGE...............................................................   8
   3.18   BROKERS AND FINDERS..............................................................   8
   3.19   REGULATION D.....................................................................   9
   3.20   RELATED PARTY TRANSACTIONS.......................................................   9

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF INVESTOR.....................................   9

   4.1    ORGANIZATION AND EXISTENCE.......................................................   9
   4.2    AUTHORIZATION....................................................................   9

   4.3    PURCHASE ENTIRELY FOR OWN ACCOUNT................................................   9
   4.4    INVESTMENT EXPERIENCE............................................................   9
   4.5    DISCLOSURE OF INFORMATION........................................................  10
   4.6    RESTRICTED SECURITIES............................................................  10
   4.7    LEGENDS..........................................................................  10
   4.8    REGULATION D.....................................................................  10
   4.9    BROKERS AND FINDERS..............................................................  11

ARTICLE 5.  COVENANTS......................................................................  11

   5.1    INCREASE IN AUTHORIZED SHARES....................................................  11
   5.2    RESTRICTION ON TRANSFER..........................................................  11
   5.3    RIGHT OF INVESTOR TO PARTICIPATE IN FUTURE TRANSACTIONS..........................  11
   5.4    REPORTS..........................................................................  11
          5.4.1  Monthly Reports...........................................................  12
          5.4.2  Quarterly Reports.........................................................  12
          5.4.3  Annual Reports............................................................  12
          5.4.4  Securities Filings........................................................  12
          5.4.5  Other Information.........................................................  12
          5.4.6  Confidentiality Agreement.................................................  12
   5.5    PRESS RELEASES...................................................................  12
   5.6    NO CONFLICTING AGREEMENTS........................................................  13
   5.7    INSURANCE........................................................................  13
   5.8    COMPLIANCE WITH LAWS.............................................................  13
   5.9    CLOSING CONDITIONS...............................................................  13
   5.10   USE OF PROCEEDS..................................................................  13

ARTICLE 6.  CORPORATE GOVERNANCE...........................................................  13

   6.1    BOARD OF DIRECTORS...............................................................  13
   6.2    COMMITTEES.......................................................................  14
   6.3    STRATEGIC PLANNING PROCESS.......................................................  14
          6.3.1  Presentation of Strategic Plan............................................  14
          6.3.2  Strategic Review..........................................................  14
   6.4    OPERATING PLANNING PROCESSES.....................................................  14
   6.5    MEASUREMENT STANDARDS............................................................  14
   6.6    ENFORCEMENT OF THIS AGREEMENT....................................................  15
   6.7    ADVISORS.........................................................................  15
   6.8    CORPORATE OPPORTUNITY POLICY.....................................................  15
   6.8.1  DEFINITIONS......................................................................  15
   6.8.2  CONDUCT OF MAJORITY STOCKHKOLDER.................................................  16
   6.8.3  CONDUCT OF AFFILIATES............................................................  16
   6.8.4  GENERAL..........................................................................  17

ARTICLE 7.  CLOSING CONDITIONS.............................................................  17

   7.1    OBLIGATIONS OF INVESTOR TO THE COMPANY...........................................  17
          7.1.1  Agreements................................................................  17
          7.1.2  Board of Directors........................................................  17
          7.1.3  Employment Relationships..................................................  18
          7.1.4  Invention Assignment Agreements...........................................  18
          7.1.5  Opinion of Company Counsel................................................  18
          7.1.6  Secretary Certificate.....................................................  18
          7.1.7  Corporate Proceedings.....................................................  18

          7.1.8  D&O Insurance.............................................................  18
          7.1.9  Director Indemnity Agreements.............................................  18
          7.1.10  Other Documents..........................................................  18
   7.2    OBLIGATIONS OF THE COMPANY TO INVESTOR...........................................  18
          7.2.1  Agreements................................................................  18
          7.2.2  Payment...................................................................  19
          7.2.3  Secretary Certificates....................................................  19
          7.2.4  Director Indemnity Agreements.............................................  19
          7.2.5  Other Documents...........................................................  19

ARTICLE 8.  GENERAL........................................................................  19

   8.1    SURVIVAL.........................................................................  19
   8.2    SUCCESSORS AND ASSIGNS...........................................................  19
   8.3    COUNTERPARTS.....................................................................  20
   8.4    NOTICES..........................................................................  20
   8.5    EXPENSES.........................................................................  20
   8.6    AMENDMENTS AND WAIVERS...........................................................  20
   8.7    SEVERABILITY.....................................................................  20
   8.8    ENTIRE AGREEMENT.................................................................  20
   8.9    FURTHER ASSURANCES...............................................................  21
   8.10   APPLICABLE LAW...................................................................  21


EXHIBITS

A       -      Certificate of Designations
B       -      License Agreement
C       -      R&D Agreement
D       -      Registration Rights Agreement
E1      -      Amendment No. 3 to Note Purchase Agreement
E2      -      Amendment No. 2 to the Security Agreement
F       -      Form of Amended and Restated Notes
G1      -      Amendment to Reilly Employment Agreement
G2      -      Amendment to Martha Employment Agreement
G3      -      Amendment to Kornman Employment Agreement
G4      -      Amendment to Eloi Employment Agreement
H       -      Form of Invention Assignment Agreement
I       -      Opinion of Counsel to the Company
J       -      Form of Director Indemnity Agreement


DISCLOSURE SCHEDULES

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT ("AGREEMENT") is made as of the 5th day of March, 2003 by and between INTERLEUKIN GENETICS, INC., a Delaware corporation (the "COMPANY"), and PYXIS INNOVATIONS INC., a Delaware corporation ("INVESTOR").

                                    RECITALS

      A. Investor desires to acquire a controlling equity interest in, and amend its existing and extend additional working capital credit facilities to, the Company to enhance the Company's capabilities for growth and strategic success as an autonomous and entrepreneurial business;

      B. The Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the 1933 Act (as defined below) and/or by the provisions of Regulation D ("REGULATION D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the 1933 Act;

      C. Investor desires to purchase, and the Company wishes to sell and issue to Investor, upon the terms and conditions stated in this Agreement, 5,000,000 shares of Series A preferred stock of the Company, $0.001 par value per share (the "PREFERRED STOCK"), containing such rights, preferences, and other terms set forth in the Certificate of Designations, Preferences, and Rights of Series A Preferred Stock attached as EXHIBIT A (the "CERTIFICATE OF DESIGNATION");

      D. Investor desires to acquire, and the Company wishes to provide, a long-term, exclusive, world-wide license of the Company's intellectual property for use in the field of nutrigenomics and dermagenomics pursuant to the License Agreement in the form attached as EXHIBIT B (the "LICENSE AGREEMENT");

      E. Investor desires to engage, and the Company wishes to provide, directed research to develop and validate nutrigenomic and dermagenomic tests and products that leverage the Company's current and future intellectual property pursuant to the Research and Development Agreement in the form attached as EXHIBIT C (the "R&D AGREEMENT"); and

      F. Contemporaneous with the execution and delivery of this Agreement, the parties are executing and delivering a Registration Rights Agreement, in the form attached as EXHIBIT D (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws.

            The parties agree as follows:

                             ARTICLE 1. DEFINITIONS

      In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

      1.1 "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

      1.2 "AGREEMENTS" means this Agreement, the License Agreement, the R&D Agreement, the Registration Rights Agreement, the amendments to the Note Purchase Agreement and Security

Agreement contemplated by Section 2.5 (Working Capital Loans), the amended and restated Notes contemplated by Section 2.6 (Amendment to Outstanding Notes), and the amendments to the employment agreements contemplated by Section 7.3 (Employment Relationships).


      1.3 "COMMON SHARES" means the shares of common stock of the Company.

      1.4 "CONTEMPLATED TRANSACTIONS" means those transactions and actions contemplated by this Agreement and the Agreements, including the issuance of the Preferred Stock and the Conversion Shares.

      1.5 "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      1.6 "INTELLECTUAL PROPERTY" means (i) the Company name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications; (ii) all patents, patent applications, inventions, improvements, and discoveries that may be patentable (collectively, "PATENTS");
(iii) all copyrights in both published works and unpublished works; (iv) all rights in mask works; and (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "TRADE SECRETS"); owned, used, or licensed by the Company or any Subsidiary of the Company as licensee or licensor.

      1.7 "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets, prospects, or results of operations of the Company as a whole.

      1.8 "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated October 23, 2002, between the Company and Investor, as amended.

      1.9 "PERSON" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

      1.10 "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      1.11 "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                      ARTICLE 2. PURCHASE AND SALE; CLOSING

      2.1 AUTHORIZATION. The Company has adopted and filed with the Secretary of State of Delaware the Certificate of Designation. The Company has authorized (i) the sale and issuance to the Investors of the Preferred Stock, and (ii) the issuance of the shares of Common Stock to be issued upon conversion of the Preferred Stock to the extent there were sufficient shares of Common Stock authorized but not issued or reserved for issuance (the "CONVERSION SHARES"). The Preferred Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Company's Certificate of Incorporation and the Certificate of Designation, as applicable.

      2.2 SALE. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, 5,000,000 shares of the Preferred Stock for the aggregate purchase price of $7,000,000 (or, $1.40 per share). Upon Investor's receipt of evidence reasonably satisfactory to Investor that the Company has achieved the Milestone, Investor shall make an additional $2,000,000 capital contribution to the Company as a retroactive increase of the purchase price per share from $1.40 per share to $1.80 per share of Preferred Stock. Such capital contribution shall be made by wire transfer of immediately available funds within ten business days of the achievement of the Milestone.

      2.3 CLOSING. The purchase and sale of the Preferred Stock (the "CLOSING") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at 10:00 A.M., on March 5, 2003, or at such other time and place as the Company and Investor mutually agree (the "CLOSING DATE"). At the Closing, the Company shall deliver to Investor a certificate representing 5,000,000 shares of Preferred Stock against payment of the purchase price therefor by wire transfer.

      2.4 MILESTONE. "Milestone" means the Company's entry into a genetics testing agreement with one or more customers of such size that the projected internal rate of return with respect to the project is at least twenty percent (20%) with a payback period of three (3) years or less.

      2.5 WORKING CAPITAL LOANS.

            2.5.1 STRATEGIC RELATIONSHIPS. At any time prior to the second anniversary of the date of this Agreement, upon the request of the Company, Investor shall loan to the Company up to $1.5 million (in the aggregate); provided that such request may only be made following the board-approved payment of monies by the Company in connection with the entry of a new or expanded strategic partnership or research collaboration with one or more universities, health organizations, or other thought leaders in genomics.

            2.5.2 REFINANCING OF BRIDGE FINANCING. At any time on or before July 31, 2003, on a date at Investor's discretion, Investor shall loan to the Company the amount of the principal balance ($525,000) plus interest then due under the terms of the promissory notes issued by the Company in its bridge financing in August 2002 and the Company shall use such amount to repay the principal balance plus interest then due under such promissory notes.

            2.5.3 NOTE PURCHASE AGREEMENT. Any loan made pursuant to Section 2.5 shall be made as an additional loan under, and subject to the terms and conditions, including interest rate and maturity, of, the Note Purchase Agreement. Accordingly, at the Closing, each party will execute and deliver the Amendment No. 3 to the Note Purchase Agreement in the form attached as EXHIBIT E1 and the Amendment No. 2 of the Security Agreement in the form attached as EXHIBIT E2.

      2.6 AMENDMENT TO OUTSTANDING NOTES. At the Closing, each of four outstanding Notes issued by the Company to Investor under the Note Purchase Agreement shall be amended and restated to (i) extend the due date to December 31, 2007, (ii) provide for conversion of the principal and interest into the Company's Common Stock at twice the Series A Conversion Price, as defined in and adjusted from time to time pursuant to the Certificate of Designation, (iii) lower the rate of interest to prime plus one percent (1%), and (iv) prohibit the prepayment of such Notes. The amended and restated Notes shall be in the form attached as EXHIBIT F.

            ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Investor that, except as set forth on the Disclosure Schedules hereto:

      3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify could not reasonably be expected to have a Material Adverse Effect on the Company. The Company's subsidiaries, all of which are wholly owned, are reflected on SCHEDULE 3.1. Except as set forth on SCHEDULE 3.1, the Company does not own or control, directly or indirectly, any equity interest in any other Person.

      3.2 AUTHORIZATION; ENFORCEABILITY. Each of the representations and warranties contained in this Section 3.2 is qualified by the disclosure set forth on on SCHEDULE 3.2. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of the Agreements, (b) authorization of the performance of all obligations of the Company hereunder or thereunder, and (c) the authorization, issuance (or reservation for issuance) and delivery of the Preferred Stock and, upon conversion pursuant to the terms of the Certificate of Designation to the extent there were sufficient shares of Common Stock authorized but not issued or reserved for issuance, the Conversion Shares. On or before the date of this Agreement, the Company's board of directors, at a meeting duly called and held, has (a) determined that the Agreements and the Contemplated Transactions are fair to, advisable and in the best interests of the Company and the stockholders of the Company, (b) approved the Agreements and Contemplated Transactions, and
(c) acted with due care and satisfied its fiduciary duties to the Company.
Section 203 of the Delaware General Corporate Law does not apply to this Agreement or the Contemplated Transactions. No other state takeover, antitakeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Contemplated Transactions. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Company has duly and validly authorized and reserved 22,262,404 shares of Common Stock for issuance upon conversion of the Preferred Stock, which number is insufficient to permit the conversion of all of the Preferred Stock, and the Conversion Shares so issuable in accordance with the Certificate of Designation will, upon such conversion and issuance, be validly issued, fully paid and non-assessable. The relative rights, preferences and other terms relating to the Preferred Stock are as set forth in the Certificate of Designation and such rights and preferences are valid and enforceable under Delaware law.

      3.3 CAPITALIZATION. Set forth on SCHEDULE 3.3 is (a) the amount of the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Preferred Stock, Common Stock, or other stock; and (e) the name of each holder of options and warrants for capital stock, the term of such agreement or instrument, the number of shares for which such options and warrants are exercisable with respect to each holder, along with the applicable vesting schedule, if any, and the exercise price. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on SCHEDULE 3.3, there are no contractual or statutory preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company's capital stock, other than rights set forth herein or in the Certificate or the Registration Rights Agreement. The Company has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein. Except as set forth on SCHEDULE 3.3 or as contemplated by this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the

Company or any of its subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as set forth on SCHEDULE 3.3, the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities of the Company held by them. Except as set forth on SCHEDULE 3.3 (which Schedule shall set forth the holders and number of shares for which the Company remains obligated to such registration rights), the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

      3.4 CONSENTS. The execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Preferred Stock and Conversion Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws, which the Company undertakes to file within the applicable time periods, and the filing of a certificate of amendment to the Company's certificate of incorporation, if approved by the Stockholders of the Company, increasing the authorized shares of Common Stock to permit the Board of Directors to reserve the number of shares of Common Stock then issuable upon conversion of the Preferred Stock.

      3.5 DELIVERY OF SEC FILINGS; BUSINESS. The Company has provided Investor with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and all other reports filed by the Company pursuant to the 1934 Act since the filing of the Annual Report on Form 10-K and prior to the date hereof (collectively, the "SEC FILINGS"); which are all of the filings required of the Company pursuant to the 1934 Act for such period. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company.

      3.6 NO MATERIAL ADVERSE CHANGE. Since the filing of the Company's most recent Annual Report on Form 10-K or as otherwise identified and described in subsequent reports filed by the Company pursuant to the 1934 Act or as set forth on SCHEDULE 3.6, there has not been: (a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's most recent Quarterly Report on Form 10-Q, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect; (b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company; (c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company; (d) any waiver by the Company of a valuable right or of a material debt owed to it not in the ordinary course of business; (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, prospects, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted); (f) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject; (g) any material labor difficulties or labor union organizing activities with respect to employees of the Company; (h) any transaction entered into by the Company other than in the ordinary course of business; or (i) any other event or condition of any character that might have a Material Adverse Effect.

      3.7 SEC FILINGS; PRIVATE PLACEMENTS.

            3.7.1 1934 ACT FILINGS. Except as set forth on SCHEDULE 3.7.1, as of their respective dates, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain at the time they were filed any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            3.7.2 1933 ACT FILINGS. Except as set forth on SCHEDULE 3.7.2, during the preceding one year, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            3.7.3 SARBANES-OXLEY. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein, except as to knowledge, and have not been modified or withdrawn; and neither the Company nor any of it officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications.

            3.7.4 PRIVATE PLACEMENTS. During the preceding one year, except as set forth on SCHEDULE 3.7.4, the Company has not furnished any private placement memorandum or similar offering document to offerees of the Company's securities. To the Company's knowledge, after reasonable inquiry, all offerees were accredited investors, as defined in the 1933 Act, and all offers and sales were exempt from registration under the 1933 Act and any applicable state "blue sky" law. Each offer did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      3.8 NO CONFLICT, BREACH, VIOLATION OR DEFAULT. Except as set forth on
SCHEDULE 3.8, the execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Preferred Stock and Conversion Shares will not conflict with or result in a breach or violation of, or trigger the vesting or acceleration of, any of the terms and provisions of, or constitute a default under: (a) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (c) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject.

      3.9 TAX MATTERS. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other Person.

      3.10 TITLE TO PROPERTIES. Except with respect to Investor, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

      3.11 CERTIFICATES, AUTHORITIES AND PERMITS. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

      3.12 NO LABOR DISPUTES. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

      3.13 INTELLECTUAL PROPERTY. The Intellectual Property assets used in the Company's business (as described in the Company's SEC Filings) are owned or licensed by the Company and not any subsidiary of the Company.

            3.13.1 AGREEMENTS. SCHEDULE 3.13.1 contains a complete and accurate list of all contracts relating to material Intellectual Property to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs. There are no outstanding and, to the Company's knowledge, no threatened disputes or disagreements with respect to any such agreement.

            3.13.2 OWNERSHIP; INFRINGEMENT. Except as set forth on SCHEDULE 3.13.2, the Company is the owner of all right, title, and interest in and to each of the Intellectual Property assets of the Company, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property assets. To the Company's knowledge, there is no Intellectual Property of any third party that would prevent the Company from utilizing its Intellectual Property as presently used. To the Company's knowledge, no Intellectual Property of the Company is infringed or has been challenged or, to the Company's knowledge, threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company, to the Company's knowledge, infringes or is alleged to infringe any Intellectual Property rights of any other Person.

            3.13.3 PATENTS. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) and are, to the Company's knowledge, valid and enforceable. Except as set forth on
      SCHEDULE 3.13.3, no Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

            3.13.4 TRADE SECRETS. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company's knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

      3.14 ENVIRONMENTAL MATTERS. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim. For the purposes of this Section, the "Company" includes the Company and its subsidiaries.

      3.15 LITIGATION. SCHEDULE 3.15 sets forth a list of all litigation involving or (to the Company's knowledge) threatened by or against the Company in the past five years, along with the resolution of such matter. There are no pending actions, suits or proceedings against or affecting the Company, its subsidiaries or any of its or their properties and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

      3.16 FINANCIAL STATEMENTS. The financial statements and related notes included in each SEC Filing present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except
(i) that the unaudited interim financial statements were or are subject to normal and recurring year-end audit adjustments, (ii) as may be otherwise indicated in the notes to the financial statements or (iii) in the case of the unaudited statements as may be permitted by the SEC on Form 10-Q under the Exchange Act. Except (a) as set forth in the financial statements of the Company included in the SEC Filings, and (b) for liabilities and obligations (absolute, accrued, contingent or otherwise) incurred in the ordinary course of business and consistent with past practice since the date of such SEC Filing, the Company does not have any material liability or obligation of any nature, whether or not accrued, contingent or otherwise that would be required by GAAP to be disclosed on a balance sheet of the Company or in the notes thereto. The Company has not created any entities or entered into any transactions or created any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, for the purpose of avoiding disclosure required by GAAP.

      3.17 INSURANCE COVERAGE. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. The Company has previously provided to Investor a true and complete copy of such policy.

      3.18 BROKERS AND FINDERS. Investor has no agreement for payment of any commissions, finders' fees, or other similar fees to any Person in connection with the Contemplated Transactions.

      3.19 REGULATION D. The offer, issuance, sale and delivery of the Shares and Conversion Shares are or will be exempt from the registration requirements of the 1933 Act and the qualification or registration provisions of applicable state securities laws. Neither the Company nor its authorized agents have taken or will take any action that would cause the loss of such exemption. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Preferred Stock. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the Contemplated Transactions or would require registration of the Preferred Stock or the Conversion Shares under the 1933 Act.

      3.20 RELATED PARTY TRANSACTIONS. Except for inventors who have assigned their patent rights to the Company and which assignments have been filed with the United States Patent and Trademark Office, to the Company's knowledge, no officer or director of the Company has any interest in any property, real or personal, tangible or intangible, including any invention, patent, trademark or trade name, used in or pertaining to the business of the Company. SCHEDULE 3.20 sets forth a true, complete and correct list of any transaction, arrangement or relationship involving an amount of $50,000 or more not previously disclosed in the Company's SEC Filings that any director, officer or other affiliate of the Company has or has had in the last three years, directly or indirectly relating to, (i) an economic interest in, or the right to receive an economic benefit from, any person that has furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or
(ii) an economic interest in, or the right to receive an economic benefit from, any person that purchases from or sells or furnishes to, the Company, any goods or services; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in, or the right to receive an economic benefit from, any person" for purposes of this Section.

              ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF INVESTOR

            Investor hereby represents and warrants to the Company that:

      4.1 ORGANIZATION AND EXISTENCE. Investor is a validly existing corporation and has all requisite corporate power and authority to invest in the Preferred Stock pursuant to this Agreement and each Affiliate of Investor signing one or more of the Agreements (each an "Affiliate Party") is a validly existing corporation and has all requisite corporate power and authority to execute and perform the agreement that it is signing.

      4.2 AUTHORIZATION. The execution, delivery and performance by Investor and each Affiliate Party of the Agreements have been duly authorized and the Agreements each constitute the valid and legally binding obligation of Investor and each Affiliate Party, enforceable against Investor and each Affiliate Party in accordance with their terms.

      4.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Preferred Stock to be received by Investor hereunder will be acquired for Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

      4.4 INVESTMENT EXPERIENCE. Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Preferred Stock and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

      4.5 DISCLOSURE OF INFORMATION. Investor has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Preferred Stock. Investor acknowledges receipt of the SEC Filings and any other filings which it requested be made by the Company with the SEC. Neither such inquiries nor any other due diligence investigation conducted by Investor shall modify, amend or affect Investor's right to rely on the Company's representations and warranties contained in this Agreement.

      4.6 RESTRICTED SECURITIES. Investor understands that the Preferred Stock and Conversion Shares are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

      4.7 LEGENDS. It is understood that, until any sale of Preferred Stock or Conversion Shares pursuant to an effective registration statement under the 1933 Act, or such time as such shares become eligible for resale under Rule 144(k), certificates evidencing the Preferred Stock and Conversion Shares, as the case may be, will bear one or more restrictive legends, substantially as follows:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be transferred (i) without the opinion of counsel satisfactory to the corporation that such transfer may lawfully be made without registration under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with applicable securities laws of any state of the United States."

      "The Corporation is authorized to issue more than one class or series of stock. The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights."

      "The shares represented by this Certificate are subject to restrictions on transfer as set forth in the Stock Purchase Agreement dated as of March 5, 2003 by and between the Corporation and Pyxis Innovations Inc. A copy of such Stock Purchase Agreement is available for inspection at the offices of the Corporation and will be provided to the holder upon request."

If required by the authorities of any state in connection with the issuance or sale of the Preferred Stock and Conversion Shares, then the certificate(s) representing such shares shall bear the legend required by such state authority. Upon resale pursuant to the Registration Rights Agreement or upon Rule 144(k) becoming available, the Company shall promptly cause certificates evidencing the Preferred Stock and Conversion Shares, as the case may be, to be replaced with certificates that do not bear such restrictive legends.

      4.8 REGULATION D. Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act. Investor did not learn of the investment in the Preferred Stock as a result of any public advertising or general solicitation.

      4.9 BROKERS AND FINDERS. Investor has made no commitment for payment of any commissions or finders' fees to any third party in connection with the transactions contemplated by this Agreement.

                              ARTICLE 5. COVENANTS

      5.1 INCREASE IN AUTHORIZED SHARES. In preparation for and at the Company's next annual meeting of stockholders, or upon the request of Inventor, the Company will take all such corporate actions as may be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient to fully reserve that number of shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock to the Conversion Shares and the amended and restated Notes referred to in Section 2.6, including engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company's Certificate of Incorporation.

      5.2 RESTRICTION ON TRANSFER. In addition to restrictions imposed upon Investor under the Registration Rights Agreement, for a period of two years following the date of the Closing, Investor will not sell or otherwise transfer its Preferred Stock or any Conversion Shares to any Person who is not an Affiliate of Investor.

      5.3 RIGHT OF INVESTOR TO PARTICIPATE IN FUTURE TRANSACTIONS. Until such time as Investor and its Affiliates own less than 20% of the outstanding capital stock of the Company (on an as-converted basis), Investor will have a right to participate in future capital raising transactions, excluding an Exempt Issuance, on the terms and conditions set forth in this Section. During such period, the Company shall give ten (10) business days advance written notice to Investor prior to any non-public offer or sale of any of the Company's equity securities or any securities convertible into or exchangeable or exercisable for such securities by providing to Investor a comprehensive term sheet containing all significant business terms of such a proposed transaction. Investor shall have the right to purchase up to the percentage of such offered securities as Investor shall have owned of the Company's outstanding Common Stock immediately prior to such offering (calculated on an as-converted basis, assuming exercise or conversion of all outstanding convertible securities and assuming the issuance of all common stock reserved for issuance upon option authorized for grant), for the same consideration and on the same terms and conditions as contemplated for such third-party sale. Investor's rights hereunder must be exercised in writing within five business days following receipt of the notice from the Company. If, subsequent to the Company giving notice to Investor but prior to Investor exercising its right to participate (or the expiration of the five-day period without response from Investor), the terms and conditions of the proposed third-party sale are changed in any material respect from that disclosed in the comprehensive term sheet provided to Investor, the Company shall be required to provide a new notice to Investor and Investor shall have the right, which right must be exercised within five business days of such new notice, to exercise their rights to purchase the securities on such changed terms and conditions as provided hereunder. If Investor does not exercise its rights hereunder, or affirmatively decline to engage in the proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to Investor. For the purposes of this Section, "EXEMPT ISSUANCES" means (i) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof; (ii) securities issued to employees, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement as existing on date hereof; (iii) securities issued to the stockholders of an unrelated third-party in connection with the acquisition of such entity; or (iv) a firm underwriting public offering with gross proceeds to the Company of greater than $30.0 million.

      5.4 REPORTS. For so long as Investor beneficially owns at least 5% of the Preferred Stock purchased hereunder or Conversion Shares in an amount equal to 5% of the shares of Common Stock issued and/or issuable upon conversion of the Preferred Stock purchased hereunder, the Company will furnish promptly to Investor the following reports, each of which shall be provided to Investor electronically (within one week of filing with the SEC, in the case of SEC filings):

            5.4.1 MONTHLY REPORTS. Consolidated monthly balance sheets of the Company as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such month, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with the Company's past practices with respect to monthly financial statements.

            5.4.2 QUARTERLY REPORTS. The Company's quarterly report on Form 10-Q or, in the absence of such report, consolidated balance sheets of the Company as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, except such statements are (i) subject to year-end and audit adjustments, (ii) as may be otherwise indicated in the notes to the financial statements or (iii) as may be permitted by the SEC on Form 10-Q under the Exchange Act.

            5.4.3 ANNUAL REPORTS. The Company's Form 10-K or, in the absence of a Form 10-K, consolidated balance sheets of the Company as of the end of such year and the related consolidated statements of earnings, stockholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to Investor.

            5.4.4 SECURITIES FILINGS. Copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or to financial analysts, promptly after providing same to the stockholders and (ii) all periodic and special reports, documents and registration statements which the Company furnishes to or files, or any officer or director of the Company (in such person's capacity as such) furnishes to or files with the SEC.

            5.4.5 OTHER INFORMATION. Such other information relating to the Company as from time to time may reasonably be requested by Investor provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to Investor would not be materially harmful to the Company.

            5.4.6 CONFIDENTIALITY AGREEMENT. The Investor agrees to maintain in confidence non-public information provided to Investor or its Affiliates pursuant to Section 5.4.1 and 5.4.5 hereof or otherwise so that any disclosures by the Company to Investor or its Affiliates comply with Rule 100(b)(2)(ii) of Regulation FD promulgated by the SEC.

      5.5 PRESS RELEASES. Any press release concerning this Agreement shall be submitted to Investor for comment at least two business days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of a national securities exchange.

      5.6 NO CONFLICTING AGREEMENTS. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to Investor under the Agreements.

      5.7 INSURANCE. So long as Investor beneficially owns at least 5% of the Preferred Stock purchased hereunder or Conversion Shares in an amount equal to 5% of the shares of Common Stock issued and/or issuable upon conversion of the Preferred Stock purchased hereunder, (i) unless approved by a unanimous vote of the Board of Directors, the Company shall not materially reduce the insurance coverages from the coverages it currently maintains under its director and officer liability insurance, and (ii) the Company shall maintain for a period of six (6) years following the date hereof director and officer liability insurance covering (subject to the terms of such policy) claims arising from facts or events that occurred on or prior to the resignation of the directors of the Company serving on March 1, 2003, with the terms and amount of such policy at least as favorable to such directors as the policy in effect immediately prior to the Closing.

      5.8 COMPLIANCE WITH LAWS. So long as Investor beneficially owns at least 5% of the Preferred Stock purchased hereunder or Conversion Shares in an amount equal to 5% of the shares of Common Stock issued and/or issuable upon conversion of the Preferred Stock purchased hereunder, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

      5.9 CLOSING CONDITIONS. The Company will use its best efforts to cause the conditions in Article 7 to be satisfied.

      5.10 USE OF PROCEEDS. The proceeds of the sale of the Preferred Stock shall be used by the Company for working capital and general corporate purposes, and in particular, research and development.

      5.11 RESTRICTED EVENTS. Until the earlier of such time as the Series A Directors first take office (the "SERIES A ELECTION DATE") or thirty (30) days following the Closing, the Company shall operate only in the ordinary course and shall not take or bind the Company to take, nor permit any officer or employee of the Company to take or authorize any employee or agent to take, any of the following actions without the prior written consent of Investor: (i) purchase any asset (tangible or intangible) at a price or for other consideration in excess of $10,000, or sell or otherwise dispose any asset having a value in excess of $10,000; (ii) enter into any agreement involving a total commitment of more than $10,000; (iii) appoint or hire any person as an officer or employee of the Company; (iv) pay employee bonuses, incentive compensation, or other additional compensation or benefits except as approved by the Board of Directors prior to the date of this Agreement and set forth in the Disclosure Schedule; or
(v) borrow money or prepay any indebtedness (other than trade debt in the ordinary course) or deferred compensation.

                         ARTICLE 6. CORPORATE GOVERNANCE

            During any period in which Investor has the right to elect the Series A Directors:

      6.1 BOARD OF DIRECTORS. Subject to this Article and as otherwise provided by law, the fundamental strategic direction of the Company shall be determined by its Board of Directors as provided in this Article. The Board of Directors shall consist of five members. Notwithstanding anything herein to the contrary, the Board of Directors of the Company (or committee thereof) shall not nominate any individual who is an officer, director, partner or principal stockholder of any competitor of the Company or any of its subsidiaries or any competitor of Investor or any of its subsidiaries (other than the Company).

      6.2 COMMITTEES. Subject to the general oversight and authority of the full Board of Directors, the Board of Directors shall establish, empower and maintain committees of the Board of Directors consistent with this Section. Except as provided by law or for those committees formed to address conflicts of interest, which shall be constituted at the discretion of the Board of Directors, a majority of the members of any committee of the Board of Directors shall consist of the directors nominated and/or elected by Investor (the "SERIES A DIRECTORS"). In addition to such other committees as the Board of Directors deems necessary or desirable, including the standing Audit Committee and Compensation Committee, a Strategic Planning Committee shall be established, empowered and maintained by the Board of Directors at all times during the term of this Article. A quorum of the Strategic Planning Committee required for any action thereby shall require the attendance of the majority of members thereof but no fewer than two of the Series A Directors, and the Strategic Planning Committee shall act by majority vote of the Strategic Planning Committee.

      6.3 STRATEGIC PLANNING PROCESS.

            6.3.1 PRESENTATION OF STRATEGIC PLAN. Management of the Company shall prepare and propose to the Board of Directors a three-year Strategic Plan, beginning with the period April 2003. The Strategic Plan for the Company will be proposed to the Board of Directors within two months of the Closing, and a Strategic Plan for each subsequent period will be proposed not later than two months before the beginning of the first fiscal year covered by such Plan. The goals of each Strategic Plan shall be aggressive but reasonable and achievable. In connection with the preparation of each Strategic Plan, management of the Company shall confer on a reasonable basis with the Series A Directors.

            6.3.2 STRATEGIC REVIEW. From time to time at the request of management of the Company or the Series A Directors, and at least once a year during the second and third fiscal years of a Strategic Plan and prior to the budgeting process for the following year, management of the Company will hold a Strategic Review with the Strategic Planning Committee and, in light of such review, management or any director, may propose to such Committee revisions or updates to the Strategic Plan in light of changed circumstances. The Strategic Planning Committee shall consider and vote upon any proposed new Strategic Plan or any revisions or updates to an existing Strategic Plan. The approval of at least 66% of the directors on such Committee will be required to revise the Strategic Plan.

      6.4 OPERATING PLANNING PROCESSES. The management of the Company will, on an annual basis, prepare and recommend to the Strategic Planning Committee an operating Plan for each fiscal year that is consistent with the then applicable Strategic Plan. Management will submit an Operating Plan for each fiscal year not later than one month before the beginning of such fiscal year. The financial and operating performance goals in each Operating Plan shall be aggressive but reasonable and achievable and the budgets shall be reasonably designed to achieve such goals. The Operating Plan will be subject to the approval of the Strategic Planning Committee.

      6.5 MEASUREMENT STANDARDS. In connection with its review and approval of the Operating Plan for each fiscal year, the Strategic Planning Committee also shall set and approve Measurement Standards for that fiscal year. The Measurement Standards will be set with a view such that failure to meet such Measurement Standards taken as a whole (and taking into account, to the extent the directors judge to be appropriate, any qualitative standards included in such goals) would represent an unreasonably low rate of accretion in the overall valuation of the Company compared to the expectations underlying the then effective Strategic Plan. While the Measurement Standards will be derived from the financial and operating performance goals in the applicable Operating Plan and Strategic Plan, if, as anticipated, the goals of those Plans are aggressive (but reasonable and achievable), the Measurement Standards would be expected to be lower than those goals. If during a fiscal year, events for which management should not reasonably be held accountable or which management would not reasonably be expected to anticipate to occur that significantly adversely impact the Company's ability to fulfill applicable Measurement Standards, the Strategic Planning Committee shall in good faith discuss whether revisions to the Measurement Standards are appropriate. If, after taking into account the considerations contemplated by the previous sentence, the Measurement Standards are not met for two or more measurement periods, then the Strategic Planning Committee shall consider appropriate remedial actions, including (but not limited to): (i) the suspension of granting of stock options and other equity rights to some or all officers of the Company;
(ii) a review of the compensation or continued employment of any officer; (iii) the suspension of initiating any new collaboration or entering into any new material licenses of technology with any entity; (iv) the suspension of any new material capital projects; or (v) the suspension of the incurrence or issuance of any indebtedness by the Company other than in the ordinary course of business.

      6.6 ENFORCEMENT OF THIS AGREEMENT. A majority of the directors shall have full and complete authority on behalf of the Company to enforce the terms of this Agreement. The Company and Investor shall take or cause to be taken all lawful action necessary to ensure at all times that the Company's Certificate of Incorporation and By-laws are not at any time inconsistent with the provisions of this Agreement. At Investor's request, the Board of Directors shall adopt (and if necessary, submit and recommend for approval by stockholders) amendments to the Company's Certificate of Incorporation or By-laws reasonably necessary to implement the provisions of this Article.

      6.7 ADVISORS. The Series A Directors shall be entitled to retain, at the cost and expense of the Company, the services of an investment banking firm of national reputation of their choice and one law firm of their choice to advise them in their capacity as directors with respect to any matter on which the directors, as a group, are required or permitted to act hereunder.

      6.8. CORPORATE OPPORTUNITY POLICY. The Board of Directors of the Company has adopted this Section 6.8 in accordance with Section 122(17) of the Delaware General Corporate Law in order to regulate and define the conduct of certain affairs of the Company as they may involve the Majority Stockholder and its Affiliates (each as defined below), and the powers, rights, duties and liabilities of the Company and its officers, directors and stockholders in connection therewith. Nothing in this Section 6.8 will regulate or define the conduct of the Majority Stockholder or an Affiliate with respect to affairs not involving a corporate opportunity (as defined below). Moreover, nothing in this
Section 6.8 will prohibit the Company from entering into contractual arrangements with the Majority Stockholder or an Affiliate that restrict the Majority Stockholder or the Affiliate from engaging in activities otherwise allowed by this Section 6.8, and the following provisions shall be subject to any such contractual obligation of the Company.

      6.8.1 DEFINITIONS. For purposes of this Section 6.8 only:

      a. A director of the Company who is Chairman or Vice Chairman of the Board of Directors of the Company or of a committee thereof shall not be deemed to be an officer of the Company by reason of holding such position (without regard to whether such position is deemed an officer of the Company under the bylaws of the Company), unless such person is a full-time employee of the Company.

      b. The term "MAJORITY STOCKHOLDER" shall mean (i) the Investor; (ii) any subsidiary of Investor; (iii) any person or entity directly or indirectly owning 50% or more interest in the outstanding voting stock of Investor; (iv) any successors, by way of merger, consolidation or sale of all or substantially all of the assets or stock, of Investor or an entity described in clause (ii) or (iii) above; and (v) any assignees or other transferee of all of the equity interest of Investor or an entity described in clause (ii), (iii), or (iv) above.

      c. The term "AFFILIATE" shall mean a director, officer, or employee of the Majority Stockholder. No person shall be deemed to be an Affiliate solely by reason of his or her employment by or affiliation or relationship with the Company.

      d. The term "CORPORATE OPPORTUNITY" shall consist of a business opportunity that (i) the Company is financially able to undertake, (ii) is, from its nature, in the line or lines of the Company's existing or prospective business and is of practical advantage to it, and (iii) is one in which the Company could, but for the provisions of this Section 6.8, have an interest or reasonable expectancy.

      6.8.2 CONDUCT OF MAJORITY STOCKHOLDER

      a. Except as the Majority Stockholder may otherwise agree in writing, the Majority Stockholder shall have the right to engage, and shall have no duty to refrain from engaging, in the same or similar activities or lines of business or have an interest in the same classes or categories of corporate opportunities as the Company.

      b. To the fullest extent permitted by law, the Majority Stockholder shall not be liable to the Company or its other stockholders for breach of any fiduciary duty by reason of any activities identified in paragraph 6.8.2.a above of the Majority Stockholder or its Affiliates, or the participation in such activities by the Majority Stockholder or its Affiliates.

      c. If the Majority Stockholder acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Majority Stockholder and the Company, to the fullest extent permitted by law, the Majority Stockholder shall not (a) have a duty to communicate or present such corporate opportunity to the Company, or (b) be liable to the Company or its other stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that the Majority Stockholder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding such corporate opportunity to the Company.

      6.8.3 CONDUCT OF AFFILIATES. If a director or officer of the Company who is also an Affiliate, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the Majority Stockholder or any of its Affiliates then, to the fullest extent permitted by law, such director or officer of the Company: (a) shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Company and its stockholders with respect to such corporate opportunity, (b) shall not be liable to the Company or its other stockholders for breach of any fiduciary duty by reason of the fact that the Majority Stockholder or any of its Affiliates pursues or acquires such corporate opportunity for itself, himself, or herself, or directs such corporate opportunity to the Majority Stockholder or any Affiliate or does not communicate information regarding such corporate opportunity to the Company, and (c) shall be deemed not to have breached his or her duty of loyalty to the Company or its stockholders and not to have derived an improper personal benefit therefrom; provided that such director or officer acts in a manner consistent with the following:

      a. A corporate opportunity offered to any person who is an officer of the Company (whether or not a director), and who is also a director but not an officer or employee of the Majority Stockholder, shall belong to the Company, unless such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of Majority Stockholder, in which case such opportunity shall belong to the Majority Stockholder.

      b. A corporate opportunity offered to any person who is a director but not an officer of the Company, and who is also an officer (whether or not a director) or employee of the Majority Stockholder, shall belong to the Company only if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Company, and otherwise shall belong to the Majority Stockholder.

      c. A corporate opportunity offered to any person who is an officer or director of both the Company and the Majority Stockholder, shall belong to the Company only if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer or director of the Company, and otherwise shall belong to the Majority Stockholder.

      6.8.4 GENERAL. Any corporate opportunity that belongs to the Majority Stockholder or an Affiliate, on the one hand, or to the Company, on the other hand, pursuant to the foregoing provisions of Section 6.8 shall not be pursued by the other, unless and until the party to whom the opportunity belongs determines not to pursue the opportunity and so informs the other party in writing. Notwithstanding the preceding sentence, if the party to whom the corporate opportunity belongs does not, within one year of receipt of notice of the corporate opportunity, begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may then pursue such opportunity or direct it to another person.

      Any person or entity purchasing or otherwise acquiring any interest in equity securities of the Company shall be deemed to have notice of and to have consented to the provisions of this Section 6.8. Neither the alteration, amendment or repeal of this Section 6.8 nor the adoption of any provision of the Company's Bylaws or Certificate of Incorporation inconsistent with this Section
6.8 shall eliminate or reduce the effect of this Section 6.8 in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Section 6.8, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

      Anything in this Section 6.8 to the contrary notwithstanding, the foregoing provisions of this Section 6.8 shall terminate, expire and have no further force and effect on the date that no person who is a director, officer or employee of the Company is also a director, officer, or employee of the Majority Stockholder.

                          ARTICLE 7. CLOSING CONDITIONS

      7.1 COMPANY CONDITIONS. The obligations of Investor to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            7.1.1 AGREEMENTS. The Company and Investor shall have entered into the Agreements.

            7.1.2 BOARD OF DIRECTORS. The number of members of the Board of Directors of the Company shall have been duly fixed at five, and such incumbent directors shall have submitted written resignations for the Board of Directors and all committees thereof (effective as of the Closing except in the case of Kenneth Kornman, whose irrevocable resignation shall be effective as of Series A Election Date), so that immediately following the Closing, the Board shall be comprised of Dr. Reilly and Dr. Kornman and as of the Series A Election Date, Dr. Reilly and the four Series A Directors. The Board of Directors may grant observation rights from time to time to members of management of the Company, and will grant such rights to Kenneth Kornman as of the Series A Election Date.

            7.1.3 EMPLOYMENT RELATIONSHIPS. The Company shall have amended its employment agreements with the individuals and in the manner set forth on EXHIBITS G1, G2, G3, and G4.

            7.1.4 INVENTION ASSIGNMENT AGREEMENTS. The Company shall have entered into Invention Assignment Agreements with each of its employees in the form attached as EXHIBIT H or in another form reasonably acceptable to the Company and Investor.

            7.1.5 OPINION OF COMPANY COUNSEL. The Investors shall have received from counsel for the Company, an opinion, dated as of the Closing, in substantially the form of EXHIBIT I.

            7.1.6 SECRETARY CERTIFICATE. The Company shall have delivered a certificate of its Secretary certifying as to (i) the actions of the Board of Directors to approve the Agreements and the transactions contemplated thereby; (ii) the Bylaws of the Company, in effect as of the Closing Date;
      (iii) the Certificate of Incorporation of the Company, issued by the State of Delaware; and (iv) the incumbency of all officers authorized to execute the Agreements and the promissory notes on behalf of the Company.

            7.1.7 CORPORATE PROCEEDINGS. The Company shall have provided to Investor copies of resolutions of the Board of Directors, or committees thereof, of the Company authorizing the execution, delivery, and performance of the Certificate of Designation, the Agreements, and any other documents provided for in or contemplated by this Agreement.

            7.1.8 D&O INSURANCE. The Company shall have caused each director (including the Series A Directors to be elected) to be fully covered by the Company's directors' and officers' liability insurance in an amount of at least $5.0 million, subject only, in the case of the Series A Directors, to their election pursuant to the terms of the Certificate of Designation.

            7.1.9 DIRECTOR INDEMNITY AGREEMENTS. The Company shall have entered into a director indemnity agreement with each of its existing directors and incoming Series A Directors in the substantially form attached as EXHIBIT J (each, a "DIRECTOR INDEMNITY AGREEMENT"), and in the case of the Series A Directors, subject only to their election pursuant to the Certificate of Incorporation.

            7.1.10 OTHER DOCUMENTS. The Company shall have delivered to Investor such other documents as reasonably requested by Investor to carry out and effectuate the intent and purposes of this Agreement.

      7.2 INVESTOR CONDITIONS. The obligations of the Company to Investor under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            7.2.1 AGREEMENTS. The Company and Investor shall have entered into the Agreements.

            7.2.2 PAYMENT. Investor shall have made full payment to the Company of the purchase price for the Preferred Stock by wire transfer of seven million dollars ($7,000,000) in immediately available funds.

            7.2.3 PYXIS SECRETARY CERTIFICATES. Investor shall have delivered a certificate of its Secretary certifying as to (i) the actions of the Board of Directors to approve the Agreements and the transactions contemplated thereby; (ii) the Bylaws of the Investor in effect as of the Closing Date;
      (iii) the Certificate of Incorporation of the Investor issued by its state of domicile; and (iv) the incumbency of all officers authorized to execute the Agreements on behalf of the Investor.

            7.2.4 AFFILIATE CERTIFICATES. Investor shall have delivered an officer's certificate of such other Affiliates of Investor as reasonably requested by the Company, in a form reasonably acceptable to the Company and Investor.

            7.2.5 DIRECTOR INDEMNITY AGREEMENTS. The Company shall have entered into Director Indemnity Agreements with every person serving on the Board of Directors on March 1, 2003.

            7.2.6 OTHER DOCUMENTS. Investor shall have delivered to Company such other documents as reasonably requested by the Company to carry out and effectuate the intent and purposes of this Agreement.

                               ARTICLE 8. GENERAL

      8.1 SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement and the Closing provided that all representations and warranties shall terminate three years following the Closing. No investigation by or knowledge of a party or its representatives, before or after the date of this Agreement, will affect in any manner the representations, warranties, covenants or agreements of another party set forth in this Agreement (or in any document to be delivered in connection with the consummation of the transactions contemplated by this Agreement) or the rights to rely thereon, and such representations, warranties, covenants and agreements will survive any such investigation.

      8.2 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto, except that without the prior written consent of the Company, but after notice duly given, Investor may assign its rights and delegate its duties hereunder to an Affiliate or, after the second anniversary of the Closing of this Agreement, to a third party acquiring some portion or all of its Preferred Stock or Conversion Shares in a private transaction, provided that the Affiliate agrees in writing to be bound by the terms of this Agreement, and without the prior written consent of Investor, but after notice duly given and in compliance with this Agreement, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company that results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as provided in Sections 5.7, 7.1.9 and 7.1.10 hereof or as otherwise expressly provided in this Agreement.

      8.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.4 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery,
(ii) telex or telecopier, upon receipt of confirmation of complete transmittal, or (iii) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

               If to the Company:     Interleukin Genetics, Inc.
                                      135 Beaver Street, 2nd Floor
                                      Waltham, MA 02452
                                      Attn:  Chief Executive Officer
                                      Fax: 781/398-0720

               with a copy to:        Mintz Levin Cohn Ferris Glovsky Popeo PC
                                      One Financial Center
                                      Boston, MA 02111
                                      Attn:   Stanford N. Goldman, Jr. and Jeffrey M. Wiesen
                                      Fax: 617/542-2241

               If to Investor:        Pyxis Innovations Inc.
                                      7575 Fulton Street East
                                      Ada, Michigan 49355-0001
                                      Attn:   Beto Guajardo and Thomas R. Curran, Jr.
                                      Fax:    616/787-7813

               with a copy to:        Warner Norcross & Judd LLP
                                      900 Fifth Third Center
                                      111 Lyon Street NW
                                      Grand Rapids, Michigan 49503-2487
                                      Attn:   Michael P. Lunt
                                      Fax:    616/752-2500


      8.5 EXPENSES. The parties hereto shall pay their own costs and expenses in connection with this Agreement.

      8.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor, each future holder of all the Preferred Stock or Conversion Shares, and the Company.

      8.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      8.8 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, and the Agreements constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. The Note Purchase Agreement shall continue in full force and effect, except as amended as part of the Contemplated Transactions.

      8.9 FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

      8.10 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws.

                                      * * *

      IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

The Company:                           INTERLEUKIN GENETICS, INC.


                                       By:    /s/  Philip R. Reilly
                                           --------------------------------
                                              Name:  Philip R. Reilly
                                              Title:  President


Investor:                              PYXIS INNOVATIONS, INC.


                                       By:    /s/ Beto Guajardo
                                           --------------------------------
                                              Name: Beto Guajardo
                                              Title: